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                                                                  Exhibit 2.2(i)


                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This is a First Amendment (the "Amendment") to that certain Agreement and Plan of Merger (the "Merger Agreement"), made and entered into as of April 29, 1996, by and among HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation ("HMS"), CDR ACQUISITION CORP., a Maryland corporation and wholly-owned subsidiary of HMS ("Sub"), CDR Associates, Inc., a Maryland corporation ("CDR"), and the principal shareholders of CDR, whose names appear on the signature page of the Merger Agreement (the "Principals"). This Amendment is dated as of April 29, 1996.

1. Section 6.2(c) of the Merger Agreement is hereby deleted in its entirety.

2. Section 15.3(a) of the Merger Agreement is hereby deleted in its entirety and the following inserted in its place and stead:

     (a) The indemnities set forth in this Article 14 and all representations, warranties and covenants hereunder shall survive for a period ending on, and not to exceed, the date on which the Company issues its Annual Report on Form 10-K for the fiscal year ending October 31, 1996, together with the accompanying audited financial statements thereto. Upon the expiration of such period, the Principals shall have no liability for Damages under such indemnification provisions unless HMS has been given notice of a claim asserting liability by a third party prior to the expiration of such period and thereafter provides notice to the Principals in the manner provided in Section 15.2 above.

3. Except as set forth in this Amendment, the Agreement and Plan remains in full force and effect without modification thereto.

     IN WITNESS WHEREOF, HMS, CDR and each Principal have caused this Amendment to be duly signed all as of the date first above written.


HEALTH MANAGEMENT SYSTEMS, INC.

By:  /s/ Paul J. Kerz
     ----------------
         Paul J. Kerz

CDR ASSOCIATES, INC.

By: /s/ Jeffrey R. Donnelly
   ------------------------
     JEFFREY R. DONNELLY

    /s/ Joseph H. Czajkowski
   -------------------------
    JOSEPH H. CZAJKOWSKI